UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2015

COMMUNITYONE BANCORP
(Exact name of registrant as specified in its charter)

North Carolina	000-13823	56-1456589

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1017 East Morehead Street, Charlotte North Carolina 28204
(Address of principal executive offices)

Registrant's telephone number, including area code: (336) 626-8300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders
On May 7, 2015, the Company held its 2015 Annual Meeting of Shareholders (the “Annual Meeting”). A total of 24,185,655 shares of the Company’s common stock were entitled to vote as of March 20, 2015, the record date for the Annual Meeting. There were 18,196,996 shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on five proposals. Set forth below are the matters acted upon by the shareholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal No. 1 - Election of Directors

The shareholders elected eight directors to serve for a one-year term as follows:

	For	Withheld	Broker Non-Votes
Scott B. Kauffman	17,286,380	75,232	835,384
Jerry R. Licari	17,319,617	41,995	835,384
J. Chandler Martin	17,317,144	44,468	835,384
T. Gray McCaskill	17,316,190	45,422	835,384
H. Ray McKenney, Jr.	17,312,572	49,040	835,384
John C. Redett	17,290,034	71,578	835,384
Robert L. Reid	17,309,826	51,786	835,384
Boyd C. Wilson, Jr.	17,320,763	40,849	835,384

Proposal No. 2 - Amendment of Amended & Restated Bylaws

The shareholders approved the Amended and Restated Bylaws to reduce the minimum number of directors to three, and to eliminate the Bylaw requirement of shareholder approval of increasing or decreasing the number of directors authorized by the Bylaws. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
15,912,198	1,447,729	1,685	835,384

Proposal No. 3 - Advisory Vote on the Company's Executive Compensation

The shareholders voted to approve the non-binding advisory proposal on the compensation of the Company's named executive officers, as disclosed in the proxy statement. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
17,332,552	24,511	4,549	835,384

Proposal No. 4 - Frequency of Advisory Vote to Approve Executive Compensation

The shareholders approved the recommendation that future advisory votes on executive compensation be held annually. The results of the vote were as follows:

1 Year	2 Years	3 Years	Abstain
16,796,950	3,404	549,669	11,589

Proposal No. 5 - Ratification of Appointment of Dixon Hughes Goodman LLP as the Company's Auditors for 2015.

The shareholders ratified the appointment of Dixon Hughes Goodman LLP as the Company’s independent registered public accounting firm for 2015. The results of the vote were as follows:

For	Against	Abstain
18,179,385	17,104	507

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 8, 2015	COMMUNITYONE BANCORP
(Date)	(Registrant)

/s/ David L. Nielsen
David L. Nielsen
Chief Financial Officer